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ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made as of the 31st day of January, 2001.

BETWEEN:

      MDU COMMUNICATIONS INC.
      (the "  Vendor")

AND:

      STAR CHOICE TELEVISION NETWORK INCORPORATED
      (the "  Purchaser")

WHEREAS:

    A.  The Vendor carries on business, among other places, in the Provinces of British Columbia, Alberta, Saskatchewan and Manitoba (the "Provinces") as a provider of communications services to direct-to-home apartment subscribers and to satellite master antenna television subscribers (the "Business") and in connection therewith owns certain equipment and assets.

    B.  The Vendor has agreed to sell and the Purchaser has agreed to purchase the Purchased Assets (as hereinafter defined) relating to the Business on the terms and subject to the conditions hereinafter contained.

    NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties represent, warrant, covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1  DEFINITIONS AND INTERPRETATION

    In this Agreement, the following terms shall have the meanings ascribed to them below, with the singular importing the plural and vice versa:

  a)
  "Business" has the meaning ascribed thereto in Recital A;

  b)
  "Business Day" means a day other than a Saturday, Sunday, or a statutory holiday in the City of Vancouver, Province of British Columbia;

  c)
  "Cash Consideration" means $4,950,000 as adjusted in accordance with section 2.3;

  d)
  "Closing Date" means January 31, 2001 or such other date as the parties mutually agree;

  e)
  "DTA Assets" means all assets situated in the Provinces and owned by the Vendor necessary for and relating to the portion of the Business comprised of communications services to direct-to-apartment subscribers, which assets are at the locations set forth in Schedule A hereto and are comprised of all backbone infrastructure, rooftop dishes, set-top receivers, building owner access agreements, goodwill and other assets relating to the foregoing;

  f)
  "DTA Asset Subscribers" means those subscribers serviced by the DTA Assets;

  g)
  "Encumbrance" means any mortgage, charge, pledge, hypothecation, lien, security interest, assignment, option, equity, execution, claim or other title defect or other encumbrance of any kind or nature whatsoever (including any agreement to give any of the foregoing), whether or not registered or registrable or whether consensual or arising by operation of law (statutory or otherwise);

  h)
  "Effective Date" means January 31, 2001;

  i)
  "Governmental Authority" means any federal, provincial, state, municipal, county or regional government or governmental authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing;

  j)
  "Hazardous Substance" includes any contaminants, pollutants, dangerous substances, liquid wastes, industrial wastes, hauled liquid wastes, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to any law, judgment, decree, order, injunction, rule, statute and regulation of any court, arbitrator or Governmental Authority by which the Business, the Purchased Assets or the Vendor is bound or to which Business, the Purchased Assets or the Vendor is subject;

  k)
  "MDU" means a multiple dwelling unit building situated in one of the Provinces;

  l)
  "Provinces" means the provinces of British Columbia, Alberta, Saskatchewan and Manitoba;

  m)
  "Purchased Assets" means the DTA Assets, the SMATV Assets, the Undeployed Access Agreements, the Undeployed Backbone, the Undeployed Receivers and any and all other agreements to which the Vendor is a party and which are necessary or incidental to the enjoyment by the Purchaser of the foregoing assets, all as described and listed in Schedule F, and, for greater certainty, "Purchased Assets" does not include:

  i)
  any assets of the Vendor at or relating to the provision of satellite master antenna television system services to the building located at 4315 Northlands Boulevard, Whistler, British Columbia (the "Whistler Assets");

  ii)
  any assets or agreements of the Vendor which relate solely to the provision of internet or security services by the Vendor;

  iii)
  any used set-top receivers owned by the Vendor and previously purchased by the Purchaser from the Vendor which are not installed in the dwelling unit of a DTA Asset Subscriber or SMATV Asset Subscriber as at the Effective Date; and

  iv)
  any agreements, written or oral, relating to employees or independent contractors of the Vendor;

  n)
  "Purchaser" means Star Choice Television Network Incorporated;

  o)
  "Purchaser's Solicitor" means Owen, Bird of Vancouver, British Columbia;

  p)
  "Purchase Price" has the meaning ascribed thereto in section 2.2;

  q)
  "SMATV Assets" means all assets situated in the Provinces and owned by the Vendor necessary for and relating to the portion of the Business comprised of communications services to satellite master antenna television systems subscribers, which assets are at the locations set forth in Schedule B hereto and are comprised of all backbone infrastructure, rooftop dishes, set-top receivers, building owner access agreements, goodwill and other assets relating to the foregoing;

  r)
  "SMATV Asset Subscribers" means those subscribers serviced by the SMATV Assets;

  s)
  "Star Choice MDU System Operator Agreement" means the Star Choice MDU System Operator Agreement between the Vendor and Star Choice Communications Inc. made as of August 27, 1998;

  t)
  "Taxes" means all federal, provincial, local and foreign taxes, duties, levies, assessments, reassessments or governmental charges or liabilities, including without limitation income corporation capital non-resident withholding taxes, real or personal property, occupancy, excise, payroll, (including employment insurance and Canada Pension Plan, employer health tax and Workers Compensation contributions), business, sales, use and goods services taxes imposed by any jurisdiction (whether federal, provincial or municipal) applicable to the Vendor, the Business or the Purchased Assets and any interest, penalties and fines thereon;

  u)
  "Undeployed Access Agreements" means all building owner access agreements entered into between the Vendor and the building owners of MDUs in which no backbone infrastructure has been installed and in which there are no DTA Asset Subscribers or SMATV Asset Subscribers, all as described and listed in Schedule C hereto;

  v)
  "Undeployed Backbone" means all backbone infrastructure, including without limitation, the building owner access agreements necessary to the installation of such backbone infrastructure, previously installed by the Vendor in MDUs in which there are no DTA Asset Subscribers or SMATV Asset Subscribers, which backbone infrastructure is situated at the locations described and listed in Schedule D hereto;

  w)
  "Undeployed Receivers" means all new and unused set-top receivers owned by the Vendor and previously purchased from the Purchaser by the Vendor which have not been installed in the dwelling unit of a DTA Asset Subscriber or SMATV Asset Subscriber as at the Effective Date, all as described and listed in Schedule E hereto;

  x)
  "Vendor" means MDU Communications Inc.; and

  y)
  "Vendor's Solicitors" means Miles Alperstein of Quorum Business Lawyers.

1.2  SCHEDULES

    The following are the Schedules attached to and incorporated in this Agreement by this reference and deemed to form a part hereof:

Schedule A	DTA Assets
Schedule B	SMATV Assets
Schedule C	Undeployed Access Agreements
Schedule D	Undeployed Backbone
Schedule E	Undeployed Receivers
Schedule F	Other Agreements
Schedule G	Allocation of Purchase Price
Schedule H	Subscribers
Schedule I	Purchased Assets requiring consent, waiver, release or approval to transfer

ARTICLE 2
PURCHASE AND SALE

2.1  PURCHASE AND SALE

    Subject to the terms and conditions of this Agreement, on the Closing Date, but effective as of and from the Effective Date, the Purchaser will purchase from the Vendor and the Vendor will sell, assign and transfer to the Purchaser the Purchased Assets, free and clear of all Encumbrances, for the Purchase Price.

2.2  PURCHASE PRICE

    The purchase price (the "Purchase Price") for the Purchased Assets will be the aggregate of the following:

  a)
  the Cash Consideration (as adjusted in accordance with Section 2.3);

  b)
  an amount equal to $255 multiplied by the number of Undeployed Receivers that the Vendor has in inventory on the Effective Date, estimated at 600, for an estimated total of $153,000; and

  c)
  an amount equal to the capital cost incurred by the Vendor in connection with the installation of the Undeployed Backbone, being $71,478.

2.3  ADJUSTMENT OF CASH CONSIDERATION

    (a)  If at the Effective Date there are less than 4,259 DTA Asset Subscribers or greater than 4,707 DTA Asset Subscribers, or less than 9,249 SMATV Asset Subscribers or greater than 10,223 SMATV Asset Subscribers, then the Cash Consideration shall be reduced or increased, as the case may be, by an amount calculated in accordance with a formula to be agreed upon by the parties, acting in a commercially reasonable manner, but based on the annual revenue stream as it relates to the DTA Assets or SMATV Assets, as the case may be, and otherwise in accordance with section 2.6.

    (b)  If at the Effective Date there are more or less than 600 Undeployed Receivers in the Vendor's inventory, then the portion of the Purchase Price set forth in subsection 2.2(b) shall be increased or decreased accordingly based on the actual number of Undeployed Receivers in the Vendor's inventory on the Effective Date.

    (c)  If, at the expiry of twenty-five (25) days after the Closing Date, the Vendor has not obtained any one or more of the consents, releases, waivers or approvals required to be obtained by the Vendor in accordance with section 2.9 hereof, the Purchaser shall have the option to:

        (a) exclude from the Purchased Assets the particular asset to which any such consent, release, waiver or approval relates and reduce the Purchase Price by an amount calculated in accordance with a formula to be agreed upon by the parties, acting in a commercially reasonable manner, but based on the annual revenue stream as it relates to the DTA Assets, SMATV Assets or other Purchased Assets, as the case may be; or

        (b) require the Vendor to continue to hold the particular Purchased Asset to which such consent, release, waiver or approval relates as bare trustee in trust for the Purchaser on the terms and conditions set forth in the general conveyance to be delivered by the Vendor on the Closing Date.

2.4  SETOFF OF OTHER AMOUNTS DUE AND OWING BETWEEN THE PARTIES

    The parties agree that all amounts due and owing between them as at the Effective Date shall be set off against the Purchase Price by an amount equal to the difference between:

  a)
  (i)  the aggregate of all amounts owing by the Vendor to the Purchaser as at the Effective Date, including without limitation, in respect of all unpaid invoices for receivers and other equipment acquired by the Vendor from the Purchaser up to the Effective Date and in respect of services provided by the Purchaser up to the Effective Date, plus

    (ii)  the aggregate of all amounts owing by the Vendor as at the Effective Date to parties to any agreements forming part of the Purchased Assets which remain unpaid at the Closing Date; and

       b) the aggregate of all amounts owing by the Purchaser to the Vendor as at the Effective Date, including without limitation, under the Star Choice MDU System Operator Agreement made August 27, 1998;

such that if the amount in subsection 2.4(a) is greater than the amount in subsection 2.4(b), the difference shall be setoff and credited against the Purchase Price owing by the Purchaser to the Vendor, and if the amount in subsection 2.4(b) is greater than the amount in subsection 2.4(a), the difference shall be an amount payable by the Purchaser to the Vendor in addition to the Purchase Price otherwise payable hereunder.

2.5  PAYMENT OF PURCHASE PRICE

    The Purchase Price shall be paid by the Purchaser to the Vendor as follows:

  a)
  the sum of $4,424,478 shall be paid by the Purchaser on the Closing Date in cash, by wire transfer, by certified cheque or bank draft to the Vendor or to the Vendor's Solicitors; and

  b)
  the sum of $750,000 shall be paid in cash, by wire transfer, by certified cheque or bank draft, by way of holdback (the "Holdback"), to the Purchaser's Solicitors on the Closing Date, to be held by the Purchaser's Solicitors until the final determination of the Purchase Price and setoff amounts in accordance with sections 2.3, 2.4 and 2.6 hereof. The Purchaser's Solicitors shall retain the Holdback in trust and invest the Holdback in an interest bearing instrument or investment which is mutually acceptable to the Vendor and the Purchaser and the Holdback, together with the interest earned thereon and accretions thereto shall be dealt with in accordance with section 2.6 hereof. For all purposes hereof, the interest earned on or accretions to the Holdback shall for all purposes hereof be deemed to be and form part of the Holdback.

2.6  FINAL SETTLEMENT OF THE PURCHASE PRICE AND SETOFF AMOUNTS

    During the 30 days following the Closing Date, the parties shall provide each other with commercially reasonable documentation to substantiate:

  a)
  the Purchase Price by confirming the number of Undeployed Receivers that the Vendor has in inventory on the Effective Date and the adjustments to the Cash Consideration in accordance with section 2.3; and

  b)
  the amount to be setoff against (or added to) payment of the Purchase Price in accordance with section 2.4.

    Upon reaching agreement on the above calculations within such 30 day period, the parties will together direct the Purchaser's Solicitors, in writing, to release the Holdback and shall specify the portion of the amount of the Holdback to be paid to the Vendor or to the Purchaser, as the case may be. If any additional amount is payable by either party to the other, such amount shall be paid by such party forthwith.

    If at the expiry of 30 days following the Closing Date, the parties are not in agreement as to any of the foregoing calculations, then, without limiting any other rights or remedies of the parties at law or in equity, either party may submit the matter to arbitration in accordance with Article 10 hereof and, in such event, the determination of such arbitration shall be final and binding on the parties.

2.7  PURCHASE PRICE ALLOCATION

    The parties agree that the Purchase Price for the Purchased Assets, subject to the adjustments as provided for herein, shall be allocated amongst the Purchased Assets as set forth in Schedule G.

2.8 WHISTLER ASSETS

    The parties agree that if, on or before the expiry of six months after the Closing Date action no. C993652 in the Supreme Court of British Columbia instituted by Whistler Cable Television Ltd. against the Vendor and others has been settled, adjudicated upon or otherwise discontinued against the Vendor, the Vendor shall forthwith send a notice in writing to the Purchaser offering to sell the Whistler Assets to the Purchaser for the sum of $50,000 and otherwise on the same terms and conditions applicable to the purchase and sale of the Purchased Assets hereunder as if the Whistler Assets formed part thereof, and providing the Purchaser with evidence of such settlement, adjudication or discontinuance. The Purchaser shall have fifteen (15) Business Days after receipt of the notice to provide the Vendor with written acceptance of the said offer failing which such offer shall lapse and be of no further force or effect. If the offer is accepted by the Purchaser within the fifteen (15) day period, a binding agreement of purchase and sale shall be deemed to be in effect and the completion of the purchase and sale of the Whistler Assets shall take place within thirty (30) days of the Purchaser sending its written acceptance to the Vendor.

2.9  CONSENTS AND APPROVALS

    On or before the expiry of twenty-five (25) days after the Closing Date, the Vendor will obtain:

  a)
  the written consent to the transactions contemplated by this Agreement of all owners of buildings containing Undeployed Backbone; and

  b)
  all necessary releases, waivers, consents and approvals as may be required by any particular agreement forming part of the Purchased Assets to validly and effectively transfer the Purchased Assets to the Purchaser as contemplated by this Agreement, and all such releases, waivers, consents and approvals will be in a form, and upon such terms, as may be reasonably acceptable to the Purchaser.

2.10  GST ELECTION

    The Purchaser and the Vendor shall elect jointly under s.167(1) of the Excise Tax Act (Canada) in the prescribed form as to the sale and transfer of the Purchased Assets, and the Vendor shall file such elections in its GST return for its reporting period that includes the Effective Date.

2.11  TRANSFER TAXES

    The Purchaser shall pay all sales taxes or like charges of any jurisdiction properly payable in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser.

2.12  AFFILIATE ASSETS

    To the extent that any Purchased Assets ("Affiliate Assets") are owned by an affiliate or associate (as defined in the Canada Business Corporations Act), of the Vendor or by entities which the Vendor otherwise controls or directs, the Vendor shall cause the owner of the Affiliate Assets to transfer the Affiliate Assets to the Purchaser pursuant to this Agreement as if such Affiliate Assets were owned by the Vendor as of the date hereof.

2.13  CLOSING

    Subject to the terms and conditions hereof, the purchase and sale of the Purchased Assets shall be completed at a closing to be held at 10:00 a.m. (Pacific time) on the Closing Date at the offices of the Purchaser's Solicitors, 2900-595 Burrard Street, Vancouver, British Columbia, or at such other place and in such manner as the parties may agree.

ARTICLE 3

3.1  REPRESENTATIONS AND WARRANTIES OF VENDOR

    To induce the Purchaser to enter into and complete the transactions contemplated by this Agreement, the Vendor hereby represents and warrants, as representations and warranties that are true and correct as at the date hereof and that will be true and correct on each of the Effective Date and the Closing Date as if such representations and warranties were made on each of the Effective Date and the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period) that:

  a)
  the Vendor:

  i)
  is a company duly incorporated under the federal laws of Canada and is not a reporting company or reporting issuer under any laws of its incorporation or extra-provincial registration;

  ii)
  is duly organized, validly exists and is in good standing with respect to the filing of its annual reports;

  iii)
  is registered in and in good standing with respect to the filing of annual reports in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by the Vendor makes such qualification necessary; and

  iv)
  has the full power, authority, right and capacity to own and dispose of the Purchased Assets, to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth;

  b)
  this Agreement has been duly and validly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

  c)
  neither the execution nor the delivery of this Agreement, or the other agreements and instruments contemplated hereby, nor the completion of the transactions contemplated hereby will:

  i)
  constitute or result in the breach of or default under any terms, provisions or conditions of, or conflict with, violate or cause any, or give to any person or Governmental Authority any right of, after the giving of a notice or lapse of time or otherwise, acceleration, termination or cancellation in or with respect to any of the following:

  (A)
  any constating documents, charter documents or by-laws of the Vendor or any resolution of directors or shareholders of the Vendor;

  (B)
  any indenture, mortgage, deed of trust, agreement, contract, lease, franchise, certificate, consent, permit, licence, authority, registration or other instrument or commitment to which the Vendor is a party or is subject, or by which it is bound or from which it derives benefit or which is required or desirable for the conduct in the usual and ordinary course of the operation of the Business; and

  (C)
  any law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or Governmental Authority by which the Business, the Purchased Assets or the Vendor is subject;

  ii)
  result in the creation of any Encumbrance on any of the Purchased Assets;

    iii)
    result in any fees, duties, Taxes, assessments or other amounts relating to any of the Purchased Assets becoming due or payable, other than provincial sales or social service tax and goods and services tax payable by the Purchaser in connection with the transactions contemplated hereby; or

    iv)
    enable any employee or former employee of the Vendor to make any claims or assert any rights against the Purchaser under any employment standards or similar legislation governing employees of the Vendor;

  d)
  no authorization, approval, order, licence, permit, consent, certificate or registration of any Governmental Authority, court or arbitrator, and no registration, declaration or filing by the Vendor with any Governmental Authority, court or arbitrator, is required in order for the Vendor:

  i)
  to incur the obligations expressed to be incurred by the Vendor in or pursuant to this Agreement;

  ii)
  to execute and deliver all other documents and instruments to be delivered by the Vendor pursuant to this Agreement;

  iii)
  to duly perform and observe the terms and provisions of this Agreement; or

  iv)
  to render this Agreement legal, valid, binding and enforceable;

  e)
  Schedule H accurately sets out a list of all DTA Asset Subscribers and SMATV Asset Subscribers as at December 31, 2000;

  f)
  the Vendor maintains insurance in force against loss on such of the Purchased Assets and against such risks and to such limits as is in accordance with prudent business practices prevailing in the industry in which the Business is involved and having regard to the location, age and character of the Purchased Assets and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder;

  g)
  the Vendor has not, directly or indirectly, sold transferred, disposed of, mortgaged, pledged, charged or leased any of the Purchased Assets;

  h)
  the Vendor has not, directly or indirectly, engaged or entered in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment to make any expenditure which might materially and adversely affect any of the Purchased Assets;

  i)
  except for Court of Queen's Bench of Alberta (Judicial District of Edmonton) Action Number Q9903 11879, Shaw Cablesystems Ltd. v. MDU Communications Inc., no action, suit, judgment, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or Governmental Authority or dispute with any Governmental Authority is in process, or, to the knowledge of the Vendor, pending or threatened, against or relating to the Vendor, the Business or any of the Purchased Assets, or affecting the right of the Vendor to enter into this Agreement or perform its obligations hereunder and no state of facts exists which could constitute the basis therefor;

  j)
  the Vendor has not used the Business or any of the Purchased Assets, or permitted them to be used, to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process Hazardous Substances, except in compliance with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authorities, including all environmental, health and safety statutes and regulations, and to the best of the Vendor's knowledge, neither has any lessee, prior owner or other person;

  k)
  the Purchased Assets and the Business comply with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators or Governmental Authorities, and none of the Purchased Assets or the Business is subject to any judicial or administrative proceeding alleging the violation of any law, judgment, decree, order, injunction, rule, statute or regulation;

  l)
  all licenses, consents, permits, authorities, certificates and registrations which are required for the ownership and use of the Purchased Assets in the usual and ordinary course of the Business have been obtained, are validly issued, are in full force and effect and are in good standing and no notice of breach or default or defect in respect of the terms thereof has been received by the Vendor and the Vendor is not aware of any matters which could give rise to such notice;

  m)
  Schedules A, B, C, D, E and F are accurate lists of the Purchased Assets, and the assets described and listed in the Schedules comprise all of the Purchased Assets;

  n)
  the Vendor is the legal and beneficial owner of and has good and marketable title to the Purchased Assets free and clear of all Encumbrances and none of the Assets is in the possession of or under the control of any other person;

  o)
  all tangible rights, assets and properties comprising the Purchased Assets are free from material defect, are in good condition and repair and (where applicable) are in proper working order, having regard to the use and age thereof, and the Undeployed Receivers existing in inventory on the Effective Date shall remain unused to the Closing Date;

  p)
  there has not been any default or breach of any term, condition, provision or obligation to be performed under any agreement forming part of the Purchased Assets, either by the Vendor or the other party thereto, and each agreement is in good standing and in full force and effect, unamended, and on or before the Effective Date the Vendor will have paid to all persons entitled thereto all amounts (including interest and penalties) which are due and owing by the Vendor up to and including the Effective Date: i) under the building owner access agreements and other agreements forming part of the Purchased Assets, and ii) in respect of the acquisition by the Vendor of any of the Purchased Assets other than acquisitions from the Purchaser;

  q)
  except for this Agreement, there is no written, oral or implied agreement, option, understanding or commitment or any right or privilege capable of becoming any of the same, for the purchase from the Vendor of any of the Purchased Assets;

  r)
  except for payments outstanding by the Vendor under various building owner access agreements which the Vendor is required to pay in full by the Effective Date in accordance with subsection 5.1(c) hereof, there is no indebtedness to any person which might, by operation of law or otherwise, now or hereafter constitute or be capable of forming an Encumbrance upon any of the Purchased Assets;

  s)
  none of the Purchased Assets is in any respect infringing the right of any person under or in respect of any patent, design, trade mark, trade name, copyright or other industrial or intellectual property;

  t)
  the Vendor has not made any collective bargaining agreement or other agreement with a trade union, labour union or other employees' association or made commitments or conducted negotiations with any trade union, labour union or other employees' association with respect to any future agreements, and the Vendor is not aware of any current attempt to organize or establish any trade union, labour union or other employees' association in connection with the Business and no part of the Business has been certified as a unit appropriate for collective bargaining by which the Purchaser will be bound as a result of the purchase of the Purchased Assets;

  u)
  the Vendor is not a non-resident of Canada for the purposes of s.116 of the Income Tax Act of Canada;

  v)
  all negotiations relative to this Agreement have been carried on by the Vendor directly with the Purchaser, without the intervention of any agent, broker or other party acting on behalf of any of the Vendor and there are no brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated herein;

  w)
  the Vendor is registered pursuant to Subdivision d of Division V of Part IX of the Excise Tax Act of Canada;

  x)
  the Vendor has not executed any agreements to give any security over any of the Purchased Assets and the Vendor has not executed any bonds, debentures, promissory notes or agreements to create any bonds, debentures or promissory notes in relation to or otherwise affecting any of the Purchased Assets;

  y)
  the Vendor has duly and accurately completed in all material respects and duly filed in a timely manner, all returns and other reports required to be filed by it in respect of all Taxes or withholdings or premiums of any nature whatsoever due to taxing authorities in all jurisdictions applicable in relation to or otherwise affecting the Business or the Purchased Assets and it has paid all Taxes which are due and payable, and without limitation:

  i)
  the Vendor is in compliance with all registration, timely reporting and remittance obligations in respect of all Taxes, including provincial and federal sales and excise tax legislation and the goods and services tax;

  ii)
  there are no tax liens upon any of the Purchased Assets;

  iii)
  no claims for additional Taxes, including for filing fees or other amounts and assessments in relation to or otherwise affecting, or relating to the Purchased Assets, has been made which has not been paid;

  iv)
  no such return or report contains any misstatement or contains any statement that should have been included therein;

  v)
  the Vendor has withheld and will hold until the Closing Date from each payment made to any employee of the Vendor the amount of all Taxes (including but not limited to income tax) contributions, remittances and other deductions required by statute or contract to be withheld therefrom and has paid or will pay such amounts to the proper tax or other receiving authority or entity, as and when required by law or contract;

  vi)
  there are no actions, audits, assessments, reassessments or suits nor to the knowledge of the Vendor, any proceedings, investigations, claims or reviews now in progress, pending or threatened against the Vendor in respect of Taxes or any matters under discussion with any Governmental Authority relating to Taxes asserted by any such Governmental Authority in relation to or otherwise affecting, the Purchased Assets. No objections or appeals to any assessment or reassessment have been filed. In particular, there are no currently outstanding assessments or reassessments or written inquiries that have been issued or raised and communicated to the Vendor by any Governmental Authority relating to any such taxes;

  z)
  there are no liabilities, actual or contingent, accrued or otherwise, of the Vendor relating to the Business or the Purchased Assets of any kind whatsoever whether or not determined or determinable in respect of which the Purchaser will or may become liable on or after the Effective Date;

  aa)
  none of the Purchased Assets, including the agreements, written or oral, forming part of the Purchased Assets, requires the consent, waiver, release or approval of any person whatsoever in order to effectively transfer the Purchased Assets to the Purchaser as contemplated by this Agreement, except those Purchased Assets listed in Schedule I hereto;

  bb)
  the Vendor possesses no information or knowledge of facts relating to the Purchased Assets which might reasonably be expected to deter the Purchaser from completing the transactions herein contemplated for the Purchase Price and on the other terms and conditions of this Agreement;

  cc)
  except as disclosed in this Agreement, the Vendor does not have any information or knowledge of any fact relating to the Business, the Purchased Assets or any indebtedness of the Business or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Purchased Assets;

  dd)
  no certificate furnished by or on behalf of the Vendor to the Purchaser at the time of Closing in respect of the representations, warranties or covenants of the Vendor contained in this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

  ee)
  this Agreement does not contain any untrue statement by the Vendor of a material fact nor has the Vendor omitted to state in this Agreement a material fact necessary in order to make the statements contained herein not misleading.

3.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    The representations and warranties, covenants and agreements by the Vendor contained herein or in any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of each of the Effective Date and the Closing Date as if the representations and warranties were made at and as of the Effective Date and the Closing Date. Notwithstanding any investigations or inquiries made by the Purchaser prior to the Closing Date, or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendor will survive the date of this Agreement and will continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect, or there is a breach of any covenant or agreement of the Vendor, which incorrectness or breach results in any loss or damage sustained directly or indirectly by the Purchaser, the Vendor will be liable to pay the amount of such loss or damage to the Purchaser and will do so within thirty (30) days of receiving notice thereof, provided that the Purchaser will not be entitled to make any claim unless the claim is made before the end of two (2) years from the Closing Date, except if such claim is in respect of a representation, warranty, covenant or agreement set forth in subsections 3.1 (u), (w) or (y), then the Purchaser may make such claim until the date which is two (2) years from the later of the date of mailing of a notice of assessment or reassessment by the Minister of National Revenue or like notice from another applicable Governmental Authority, as the case may be, and the date of mailing of a notification from the Minister of National Revenue or other Governmental Authority that no Taxes are payable by the Vendor.

    Notwithstanding the foregoing, if the Purchaser has provided notice to the Vendor of a claim in accordance with this section 3.2 prior to the release of the Holdback by the Purchaser's Solicitors in accordance with section 2.6 and the amount of such claim has not been paid in full by the Vendor as provided in this section 3.2, the Purchaser may direct the Purchaser's Solicitors to pay to the Purchaser the amount of such claim from the Holdback.

ARTICLE 4
PURCHASER'S REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    To induce the Vendor to enter into and complete the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants, as representations and warranties that are true and correct as at the date hereof and will be true and correct on each of the Effective Date and the Closing Date as if such representations and warranties were made on each of the Effective Date and the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date or for a particular period and relate solely to such date or period) that:

  a)
  the Purchaser:

  i)
  is a corporation duly incorporated under the laws of the Province of New Brunswick;

  ii)
  is duly organized, validly exists and is in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation; and

  iii)
  has the full power, authority, right and capacity to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth;

  b)
  this Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors; and

  c)
  the Purchaser is registered pursuant to Subdivision d of Division V of Part IX of the Excise Tax Act of Canada.

4.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    The representations and warranties, covenants and agreements by the Purchaser contained herein or in any certificates or documents delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby will be true at and as of the Effective Date and the Closing Date as if the representations and warranties were made at and as of the Effective Date and the Closing Date. Notwithstanding any investigations or inquiries made by the Vendor prior to the Closing Date, or the waiver of any condition by the Vendor, the representations, warranties, covenants and agreements of the Purchaser will survive the date of this Agreement and will continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect, or there is a breach of any covenant or agreement of the Purchaser, which incorrectness or breach results in any loss or damage sustained directly or indirectly by the Vendor, the Purchaser will be liable to pay the amount of such loss or damage to the Vendor and will do so within thirty (30) days of receiving notice thereof, provided that the Vendor will not be entitled to make any claim unless the claim is made before the end of two (2) years from the Closing Date.

ARTICLE 5
VENDOR'S COVENANTS

5.1  PRIOR TO CLOSING DATE

    The Vendor covenants and agrees with the Purchaser that from and after the date of execution of this Agreement to the Closing Date:

  c)
  if the Vendor determines that a state of facts exist which results in or will result in a representation or warranty set forth in section 3.1 being untrue or incorrect in any material respect or the non-fulfillment of any of the conditions precedent set forth in section 6.1, the Vendor will notify the Purchaser of such state of facts;

  d)
  except with the prior written consent of the Purchaser, the Vendor will not do or fail to do anything that would result in any of the representations and warranties set forth in section 3.1 not being true and correct in all material respects at the Effective Date and the Closing Date;

  e)
  to pay all amounts due and owing by the Vendor up to and including the Effective Date to third parties under all of the building owner access agreements forming part of the Purchased Assets;

  f)
  the Vendor will take or cause to be taken all proper steps, actions and corporate proceedings on its part (including the approval of the sale by the directors and shareholders, if required, of the Vendor) to enable it to vest a good and marketable title in the Purchaser to the Purchased Assets, free and clear of all Encumbrances;

  g)
  the Vendor will maintain in force policies of insurance heretofore maintained;

  h)
  the Vendor will take good and reasonable care of all the Purchased Assets and do all necessary repairs and maintenance to such assets as are used by the Vendor in the usual and ordinary course of the operation of the Business, and take reasonable care to protect and safeguard the Purchased Assets;

  i)
  the Vendor will permit the Purchaser or its agents to have full and complete access to the Purchased Assets and other records of the Vendor pertaining to the Purchased Assets for the purpose of conducting its due diligence inspection thereof;

  j)
  the Vendor will not sell, consume, or dispose of or transfer possession of any of the Purchased Assets;

  k)
  the Vendor will conduct the Business only in the usual and ordinary course of the operation of the Business;

  l)
  the Vendor will make all necessary Tax, governmental and other filings in a timely fashion;

  m)
  the Vendor will not, directly or indirectly, solicit, initiate or encourage (by way of furnishing information, negotiating or entering into any form of agreement, arrangement or understanding or otherwise) any inquiries or proposals regarding the acquisition by a third party of the Purchased Assets and during such period the Vendor shall immediately cease and cause to be terminated or suspended any existing discussions or negotiations with third parties regarding the acquisition by a third party of the Purchased Assets; and

  n)
  the Purchased Assets shall be and remain at the risk of the Vendor.

ARTICLE 6
CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

6.1  PURCHASER'S CONDITIONS PRECEDENT

    Notwithstanding anything herein contained, the obligation of the Purchaser to complete the purchase of the Purchased Assets is conditional upon the fulfillment of the following conditions precedent:

  a)
  the representations and warranties of the Vendor contained in this Agreement and in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true on and as of the Effective Date and on the

    Closing Date with the same effect as though such representations and warranties had been made on and as of the Effective Date and Closing Date, except:

    i)
    to the extent that any of such representations and warranties have been waived by the Purchaser or affected by the transactions between the parties contemplated hereby; or

    ii)
    insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period;

  b)
  all of the covenants, agreements and deliveries of each of the Vendor to be performed or complied with on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed or complied with, except to the extent that such performance or compliance has been waived by the Purchaser or is prevented by a default by the Purchaser in the performance of its obligations hereunder;

  c)
  since the date hereof and prior to the Closing Date:

  i)
  the Vendor shall not have experienced any event or condition or have taken any action of any character; and

  ii)
  no substantial damage by fire, negligence or otherwise to the Purchased Assets shall have occurred,

which shall have materially and adversely affected any of the Purchased Assets or the right of the Purchaser to the full enjoyment of the Purchased Assets or that materially and adversely reduced the value of the Purchased Assets to the Purchaser;

  d)
  the Purchaser shall have been satisfied with the results of its due diligence activities relating to the Purchased Assets within 10 calendar days following the provision of all relevant information to it by the Vendor; and

  e)
  on or before the Closing Date:

  i)
  no Governmental Authority shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect any of the Purchased Assets or the right of the Purchaser to the full enjoyment of the Purchased Assets; and

  ii)
  no injunction or restraining order of a court or administrative tribunal or competent jurisdiction shall be in effect which prohibits the transactions contemplated hereunder and no action or proceeding shall have been instituted and remain pending before any such court or administrative tribunal to restrain or prohibit the transactions contemplated hereby.

6.2  CONDITIONS FOR BENEFIT OF PURCHASER

    The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser on or prior to the Closing Date by delivery to the Vendor of a written waiver to that effect, signed by the Purchaser.

ARTICLE 7
CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

7.1  VENDOR'S CONDITIONS PRECEDENT

    Notwithstanding anything herein contained, the obligation of the Vendor to complete the sale hereunder is subject to the following conditions:

  a)
  the Purchaser's representations and warranties contained in this Agreement shall be true on and as of the Effective Date and the Closing Date with the same effect as though such representations and warranties had been made on and as of the Effective Date and the Closing Date, except:

  i)
  to the extent that any of such representations and warranties have been waived by the Vendor or affected by the transactions between the parties contemplated hereby; or

  ii)
  insofar as such representations and warranties are given as of a particular date or for a particular period and relate solely to such date or period;

  b)
  the Purchaser shall have performed and complied with all covenants, agreements and deliveries required by this Agreement to be performed or complied with by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed or complied with, except to the extent that such performance or compliance has been waived by the Vendor or is prevented by a default by the Vendor in the performance of its obligations hereunder.

7.2  CONDITIONS FOR BENEFIT OF THE VENDOR

    The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor on or prior to the Closing Date by delivery to the Purchaser of a written waiver to that effect, signed by the Vendor.

ARTICLE 8
DELIVERIES AT CLOSING

8.1  VENDOR'S DELIVERIES

    At the Closing the Vendor shall deliver or cause to be delivered to the Purchaser:

  a)
  all deeds of conveyance, bills of sale and transfers, duly executed in form and content satisfactory to the Purchaser's Solicitors, appropriate to effectively vest good and marketable title to the Purchased Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registrable in all places where registration of such instruments is necessary or desirable;

  b)
  all consents or approvals required by this Agreement to be obtained by the Vendor;

  c)
  possession of the Purchased Assets and all books and records relating to the Purchased Assets including without limitation subscriber lists;

  d)
  a duly executed statutory declaration of the President of the Vendor dated the Closing Date to the effect that the representations and warranties of the Vendor contained in this Agreement are true and correct and that the covenants and agreements of the Vendor to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

  e)
  a statement of the Vendor and declaration made pursuant to any bulk sales legislation if any of the Purchased Assets or the Business is situated in a jurisdiction where such legislation applies;

  f)
  if applicable, duly executed release of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of, any and all Encumbrances;

  g)
  a certified copy of a resolution of the directors of the Vendor duly passed, with a certification that it has not been rescinded and continues to be in effect, authorizing the execution, delivery and implementation of this Agreement and of all transactions contemplated hereby and of all documents to be delivered by the Vendor pursuant hereto;

  h)
  a certified copy of a special resolutions of the shareholders of the Vendor, if required, duly passed, with a certification that it has not been rescinded and continues to be in effect, approving the sale of the Purchased Assets by the Vendor;

  i)
  an amendment to the Star Choice MDU System Operator Agreement amending the definition of "Territory" by excluding the Provinces, in form and content satisfactory to the Vendor, acting reasonably;

  j)
  an opinion of the Vendor's Solicitors in form and content satisfactory to the Purchaser acting reasonably to the following effect:

  i)
  the Vendor is a corporation duly incorporated and organized and validly subsisting under the federal laws of Canada and in each province where the conduct of the Vendor's business makes registration required;

  ii)
  that the Vendor has the corporate power to own its property and carry on its business and to enter into this Agreement and the transactions contemplated hereby and is duly qualified to own its property and to do business in each of the Provinces;

  iii)
  the execution and delivery of this Agreement and the performance thereby by the Vendor have been authorized by all necessary corporate action on the part of the Vendor, and execution, delivery and performance of this Agreement by the Vendor does not and will not contravene, breach or result in any default under the constating documents, articles or bylaws of the Vendor, any law, statute, rule or regulation or to the best of the knowledge of such counsel any judgment, writ, decree, order, injunction or rule of any court of any Governmental Authority of any of the Provinces or Canada applicable to the Purchased Assets or under any indenture, agreement or other legally binding instrument to which the Vendor is a party or by which it is bound;

  iv)
  the Agreement has been duly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject to usual exceptions for bankruptcy, insolvency and creditors rights; and

  k)
  such other documentation as the Purchaser may reasonably request.

8.2  PURCHASER'S DELIVERIES

    At the Closing the Purchaser shall deliver or cause to be delivered to the Vendor:

  a)
  that portion of the Purchase Price referred to in section 2.5;

  b)
  a statutory declaration of the President of the Purchaser dated the Closing Date to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct and that the covenants and agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms of this Agreement have been duly performed;

  c)
  an amendment to the Star Choice MDU System Operator Agreement amending the definition of "Territory" by excluding the Provinces, in form and content satisfactory to the Purchaser, acting reasonably;

  d)
  a certified copy of a resolution of the directors of the Purchaser duly passed authorizing the execution, delivery and implementation of this Agreement and of all transactions contemplated hereby and of all documents to be delivered by the Purchaser pursuant hereto;

  e)
  an undertaking by Shaw Cablesystems Ltd. to file, immediately upon closing, a notice of discontinuance of Court of Queen's Bench of Alberta (Judicial District of Edmonton) Action Number Q9903 11879 by Shaw Cablesystems Ltd. v. MDU Communications Inc.;

  f)
  an opinion provided by the Purchaser's Solicitors in form and content satisfactory to the Vendor's counsel to the following effect:

  i)
  the Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of New Brunswick;

  ii)
  that the Purchaser has the corporate power to enter into this Agreement and the transactions contemplated hereby;

  iii)
  the execution and delivery of this Agreement and the performance thereby by the Purchaser have been authorized by all necessary corporate action on the part of the Purchaser;

  iv)
  this Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to usual exceptions for bankruptcy, insolvency and creditors rights; and

  g)
  such other documentation as the Vendor may reasonably request.

ARTICLE 9
POST-CLOSING COVENANTS

9.1  FURTHER ASSURANCES

    At the Closing and from time to time after the Closing Date, the Vendor shall execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or the Purchaser's Solicitor shall reasonably require from the Vendor, and the Purchaser shall execute and deliver to the Purchaser all such conveyances, transfers, assignments and other instruments in writing and further assurances as the Purchaser or the Purchaser's Solicitor shall reasonably require from the Vendor, in order to give effect to the provisions of this Agreement.

9.2  TRUST REGARDING ASSETS NOT CONVEYED

    Should any of the Purchased Assets intended to be transferred or assigned hereunder not be transferred or assigned to the Purchaser at the completion of the Closing on the Closing Date, the Vendor shall hold as bare trustee in trust for, and at the sole cost of the Purchaser, all such Purchased Assets from the commencement of business on the Closing Date until such Purchased Assets are effectively transferred or assigned to the Purchaser.

9.3  NON-COMPETITION

    In consideration of the Purchase Price paid by the Purchaser to the Vendor hereunder, the Vendor agrees that during the term of the Star Choice MDU System Operator Agreement, as amended in accordance with the amending agreement to be executed and delivered by the parties on the Closing

Date, the Vendor shall not directly or indirectly, through any subsidiary, affiliated company or otherwise, within any of the Provinces, sell or solicit sales of, take orders for, or provide or install equipment for, any direct-to-home satellite broadcast services at any location or property in any of the Provinces whatsoever, or otherwise compete in any way with the Business. The Vendor agrees that the provisions of this section 9.3 are reasonable and that if the Vendor is in breach of any of the provisions of this section 9.3, the Purchaser will be entitled to injunctive relieve in addition to any other rights or remedies available to the Purchaser under this Agreement.

ARTICLE 10
PROCEDURE FOR RESOLVING DISPUTES

10.1  ARBITRATION

    Any dispute or controversy occurring between the parties hereto relating to the interpretation or implementation of any of the provisions of this Agreement shall be resolved by arbitration. If any such dispute or controversy is submitted to arbitration, it shall be conducted by a single arbitrator appointed by agreement between the parties, or, in default of agreement, such arbitrator shall be appointed in accordance with the provisions of the Commercial Arbitration Act or any re-enactment or amendment thereof. Any arbitration shall be held in the City of Vancouver. The procedure to be followed shall be agreed by the parties, or in default of agreement, determined by the arbitrator. The decision arrived at by the arbitrator shall be final and binding and no appeal shall lie therefrom.

ARTICLE 11
INDEMNITIES

11.1  INDEMNITY BY THE VENDOR

    Without prejudicing any other remedy available to the Purchaser at law or in equity, the Vendor hereby agrees to indemnify and save harmless the Purchaser from and against any and all costs, losses, damages or expenses suffered or incurred by the Purchaser in any manner arising out of, in connection with, with respect to or relating to:

  a)
  any representation or warranty of the Vendor set forth in this Agreement being untrue or incorrect or the failure of the Vendor to observe or perform any of its obligations pursuant hereto;

  b)
  any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

  c)
  the non-compliance by the Vendor with the provisions of any bulk sales legislation in connection with the transactions contemplated hereby; and

  d)
  any and all losses, actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

11.2  INDEMNITY BY THE PURCHASER

    Without prejudicing any other remedy available to the Vendor at law or in equity, the Purchaser hereby agrees, forthwith upon demand, to indemnify and save harmless the Vendor from and against any and all costs, losses, damages or expenses suffered or incurred by the Vendor or both of them in any manner arising out of, in connection with, with respect to or relating to:

  a)
  any representation or warranty of the Purchaser set forth in this Agreement being untrue or incorrect or the failure of the Purchaser to observe or perform any of its obligations pursuant hereto;

  b)
  the operation of the Purchased Assets by the Purchaser as a going concern, or as part of a going concern, after the Closing Date; and

  c)
  any and all losses, actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

11.3  LITIGATION

    Each party shall at all times have the right at its sole expense to refute, defend and contest, in its own name, or in the name of the other party, any indebtedness, contracts, engagements, actions, causes of action, suits, proceedings, demands, claims, assessments, judgments, awards, costs and legal and other expenses brought by any third party (hereinafter collectively, the "Claims") for which that party may be liable under this Agreement. The parties will fully cooperate with each other and their counsel in any proceedings in respect of any such Claims. Each party shall, as soon as it becomes aware thereof, promptly notify the other party of any existing or possible Claims. No compromise or settlement of any Claim shall be made without the consent of the party which, under this Agreement, would be liable therefor, such consent not to be unreasonably withheld.

ARTICLE 12
GENERAL PROVISIONS

12.1  ELECTION REGARDING GST

    The Vendor and the Purchaser shall jointly elect to have s.167 of the Excise Tax Act of Canada apply to the transfer of the Assets. Such election shall be in the prescribed form and shall be filed in a timely fashion with the return of the Vendor for the reporting period in which the transfer occurs.

12.2  NOTICE

    Any notice, consent, waiver, approval, report, authorization or other communication which any party is required or may desire to given to or make upon any other party pursuant to this Agreement will be effective and valid only if in writing and actually delivered (including by facsimile transmission) to the second-mentioned party at the following address of the second-mentioned party:

  a)
  To the Purchaser:

  c/o Star Choice Communications Inc.
  1000-50 Burnhamthorpe Road West
  Mississauga, Ontario L5B 3C2

  Attention: President
  Facsimile: (905) 272-7599

  b)
  To the Vendor:

  MDU Communications Inc.
  108-11951 Hammersmith Way
  Richmond, B.C.
  V7A 5H9

  Attention: President
  Facsimile: (604) 277-8301

or at such other address as such second-mentioned party may from time to time designate to such first-mentioned party by notice delivered in accordance with this section. Notice will be deemed given when received or if delivery is refused on the date delivery is so refused and if delivered by facsimile transmission, notice will be deemed to be given on the date following such transmission by the sender as evidenced by written record of the transmission.

12.3  TIME

    Time shall be of the essence of this Agreement.

12.4  ENTIRE AGREEMENT

    This Agreement contains the whole agreement between the parties in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and this Agreement supersedes all of the terms of any written or oral agreement or understanding between the parties.

12.5  ENUREMENT

    This Agreement shall enure to the benefit of and be binding upon the Vendor, the Purchaser and each of them and, as applicable, their successors and assigns.

12.6  ASSIGNMENT

    The Purchaser shall have the right to assign this Agreement and its rights and obligations hereunder to a company with which it is affiliated within the meaning of the Canada Business Corporations Act without the prior written consent of the Vendor.

12.7  FURTHER ASSURANCES

    Each of the parties will, on demand by another party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other may either before or after the Closing reasonably require to evidence, carry out and give full effect to the terms, conditions, content and meaning of this Agreement and to assure the completion of the transactions contemplated hereby.

12.8  MODIFICATIONS, APPROVALS AND CONSENTS

    No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only on the specific instance and for the specific purpose given.

12.9  LEGAL AND OTHER FEES

    Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated hereby and the other matters pertaining hereto.

12.10  COUNTERPARTS

    This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

12.11  GOVERNING LAW AND FORUM

    This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein.

12.12  SEVERABILITY

    If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

12.13  INCLUDED WORDS

    The singular of any term includes the plural, and vice versa, the use of any term is generally applicable to any gender and, where applicable, to a corporation, the word "or" is not exclusive and the word "including" is not limiting to whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto.

12.14  HEADINGS

    The headings to the articles, sections and subsections of this Agreement are inserted for convenience and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.15  CROSS-REFERENCES

    Unless otherwise stated, all references in this Agreement to a designated "section", "subsection" or other subdivision or to a Schedule is to the designated Section, subsection, or other subdivision of, or Schedule to, this Agreement.

12.16  REFERENCES TO WHOLE AGREEMENT

    Unless otherwise stated, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision or schedule.

12.17  STATUTES

    Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which supplement or supersede such statute or such regulations.

12.18  NO CONTRA PROFERENTUM

    The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.

12.19  NO MERGER

    The representations, warranties, covenants and agreements contained in this Agreement shall not merge in the Closing and shall continue in full force and effect from and after the Closing Date.

    IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

STAR CHOICE TELEVISION NETWORK
INCORPORATED

Per: /s/ Peter Classon,
Chief Executive Officer

MDU COMMUNICATIONS INC.
Per: /s/ Sheldon Nelson,
Chief Executive Officer

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ASSET PURCHASE AGREEMENT
ARTICLE 10 PROCEDURE FOR RESOLVING DISPUTES